UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022
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BENTLEY SYSTEMS, INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	001-39548	95-3936623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Stockton Drive
Exton, Pennsylvania		19341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 458-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	BSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Bentley Systems, Incorporated (the “Company”) held its 2022 Annual Meeting of Stockholders (“Annual Meeting”) on May 26, 2022. The matters voted upon and the final voting results were as stated below. Holders of the shares of the Company’s Class A common stock were entitled to 29 votes per share held as of the close of business on April 5, 2022 (the “Record Date”) and holders of the shares of the Company’s Class B common stock were entitled to one vote per share held as of the Record Date. Holders of the shares of Class A common stock and Class B common stock voted together as a single class on all matters (including the election of directors) submitted to a vote of stockholders at the Annual Meeting. The proposals related to each matter are described in detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 14, 2022. Each director will serve for the ensuing year and until his or her successor is duly elected and qualified.
Proposal No. 1 — Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Gregory S. Bentley	526,752,670	29,790,165	14,828,770
Keith A. Bentley	524,213,721	32,329,114	14,828,770
Barry J. Bentley, Ph.D.	523,128,543	33,414,292	14,828,770
Raymond B. Bentley	523,270,669	33,272,166	14,828,770
Kirk B. Griswold	519,473,273	37,069,562	14,828,770
Janet B. Haugen	521,001,637	35,541,198	14,828,770
Brian F. Hughes	526,404,546	30,138,289	14,828,770
Proposal No. 2 — Advisory (Non‑Binding) Vote on the Frequency of Future Stockholder Non‑Binding Advisory Votes to Approve the Compensation Paid to the Company’s Named Executive Officers

					Broker
	1 Year	2 Years	3 Years	Abstentions (1)	Non-Votes (1)
Proposal to approve, on a non-binding basis, the frequency of future stockholder non-binding advisory votes to approve the compensation paid to the Company’s named executive officers.	398,147,572	499,297	155,723,476	2,172,490	14,828,770

(1)Abstentions and broker non-votes have no effect on the outcome of the vote on this proposal.
In accordance with the Board of Directors’ recommendation that the Company hold an advisory non‑binding vote on the compensation of our named executive officers every year, the stockholders indicated by a majority of votes cast that they would prefer an advisory non‑binding vote on the compensation of our named executive officers every year. Accordingly, the Company will hold an advisory non‑binding vote on the compensation of our named executive officers every year until the next required advisory non‑binding vote on the frequency of the advisory non‑binding vote on the compensation of our named executive officers.
Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm

	Votes For	Votes Against	Abstentions
Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022.	569,609,187	1,603,522	158,896

Item 8.01 Other Events.
On May 26, 2022, Bentley Systems, Incorporated announced that its Board of Directors declared a $0.03 per share dividend for the second quarter of 2022. The cash dividend will be payable on June 23, 2022 to all stockholders of record of Class A and Class B common stock as of the close of business on June 9, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 26, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bentley Systems, Incorporated

Date: May 27, 2022	By:	/s/ DAVID R. SHAMAN
	Name:	David R. Shaman
	Title:	Chief Legal Officer and Secretary